Exhibit 10.8

PROMISSORY NOTE
(Term Note)

$35,000.00	July 11, 2011

                 FOR VALUE RECEIVED, BIGELOW INCOME PROPERTIES, LLC, ("Borrower") hereby promises to pay to the order of CHARLES CHRISTIAN KIRLEY, (“Lender”) at 4800 Main, Suite 1000, Kansas City, Missouri 64112, or at such other place as the Lender shall direct in writing, the sum of Thirty-Five Thousand Dollars and 00/100ths ($35,000.00) together with interest at the annual rate of seven percent (7%) (“Interest Rate”).

The amounts advanced hereunder shall be held in a federally insured account.

Both the principal hereof and interest hereon shall be payable in coin or currency which at the time of payment is legal tender for the payment of public or private debts in the United States of America, and shall be repayable on or before December 31, 2012.

All payments shall be applied first to interest and then to principal.

Any failure to pay all principal and interest by its due date shall be an "Event of Default" hereunder.  If an Event of Default occurs, all amounts owed to Lender shall bear interest at the Interest Rate plus 5%.

The Borrower may prepay this Note in full or in part without penalty at any time during the term hereof.

This Note has been made, executed and delivered to Lender in Jackson County, Missouri and the rights and obligations of the parties hereto shall be construed in accordance with the internal laws of the State of Missouri.

It is agreed that time is of the essence in the performance of this Note.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, or to protect the security of or for its payment, the undersigned shall pay all reasonable costs of collection including reasonable attorneys' fees.

No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

The Borrower waives presentment for payment, protest and notice of non-payment.

All agreements between the Lender and the Borrower are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  If due to any circumstances whatsoever, fulfillment of any provisions hereof, shall involve transcending the limit of validity for interest prescribed by law, then, the obligation to be fulfilled with respect to interest shall automatically be reduced to the limit of such validity, and if under any circumstances the Lender should ever receive as interest any amount which would exceed the highest lawful rate, such amount which would be in excess of such highest lawful rate shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between the Borrower and Lender and shall be binding upon and available to any subsequent holder or endorsee of this Note.

IN WITNESS WHEREOF, this Note has been executed as of the day and year first set forth above.

BIGELOW INCOME PROPERTIES, LLC,
a Missouri limited liability company

By:	2309 HOLDINGS, LLC,
a Missouri limited liability company,
Sole Member and Manager

By:	/s/ Charles Christian Kirley
Charles Christian Kirley,
Sole Member and Manager

BORROWER